Filed Pursuant to Rule 424(b)(3)
Registration No. 333-130945
NNN APARTMENT REIT, INC.
SUPPLEMENT NO. 1 DATED SEPTEMBER 19, 2006
TO THE PROSPECTUS DATED JULY 19, 2006
     This document supplements, and should be read in conjunction with, our prospectus dated July 19, 2006, relating to our offering of 105,000,000 shares of common stock. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:
•	the status of our initial public offering;

•	clarification to our disclosure regarding minimum purchase requirements;

•	a description of the automatic investment plan available for investors who have met the minimum purchase requirements;

•	an amended subscription agreement;

•	a limitation on the joint venture arrangements we will enter into; and

•	a description of an amendment to our 2006 Incentive Award Plan.
Status of Our Initial Public Offering
     As of the date of this Supplement, we have received and accepted subscriptions for 84,634 shares of common stock.
Investor Suitability Standards
     Ohio investors must have (1) a net worth of at least $250,000 or (2) gross annual income of $70,000 and a net worth of at least $70,000. In addition, an Ohio investor’s investment in our common stock and the securities of our affiliates may not exceed 10% of that investor’s net worth.
Minimum Purchase Requirements
     The minimum initial purchase required in this offering is 100 shares or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000. The prospectus shall be revised in each instance in which the disclosure refers to the minimum purchase requirements to clarify that the minimum purchase requirements apply only to initial subscriptions. (Please see page vi, under “Investor Suitability Standards” and page 162, under “Plan of Distribution”). After an investor has subscribed for the minimum investment specified in the prospectus, additional subscriptions may be tendered in lesser amounts, including additional subscriptions made pursuant to our distribution reinvestment plan.
Automatic Investment Plan
     Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager, by completing a separate automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering. The minimum periodic investment is $100 per month.
     We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:
•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.
     We will pay marketing allowances and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.
     You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate.
Subscription Agreement
     The subscription agreement which is included in the prospectus as Exhibit B has been revised to clarify that additional subscriptions received from investors who have previously satisfied the minimum initial purchase requirements in this offering may be accepted in lesser amounts than the initial minimum investment and to include revisions to the Ohio investor suitability standards. The revised subscription agreement is attached to this supplement and supersedes and replaces the form included in the prospectus as Exhibit B.
Joint Ventures
     We will not acquire interests in properties that are the subject of tenant-in-common syndications.
Amendment to the 2006 Incentive Award Plan
     We have amended the 2006 Incentive Award Plan to require mandatory anti-dilution adjustments for all “equity restructurings” (defined as nonreciprocal transactions between a company and its shareholders that cause the per-share value of the stock underlying an option or similar award to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend) in order to limit potential compensation expense to the Company in the context of any future equity restructurings. The 2006 Incentive Award Plan will continue to permit discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings), and also for discretionary adjustments in the context of equity restructurings where the adjustment is not anti-dilutive in nature.

EXHIBIT B
NNN APARTMENT REIT, INC.
SUBSCRIPTION AGREEMENT

To:	NNN Apartment REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112
Ladies and Gentlemen:
      The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) in NNN Apartment REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “Trust Company of America, as escrow agent for NNN Apartment REIT, Inc.,” or, after the Company breaks escrow as described below, checks may be made payable directly to “NNN Apartment REIT, Inc.”
      Payments for Shares will be held in an interest-bearing escrow account until the Company has received and accepted subscriptions for an aggregate of 200,000 shares ($2,000,000), at which time Trust Company of America will release the proceeds to the Company. If the Company does not sell 200,000 shares before July 19, 2007, the offering will be terminated and the Company will refund all the monies in escrow (plus interest without deducting for escrow expenses) to subscribers pro rata.
      I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated July 19, 2006, as supplemented to date (the “Prospectus”).
      I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.
      Any person selling Shares on behalf of the Company may not complete a sale of Shares to me until at least five business days after the date that I receive a copy of the final Prospectus (does not apply to Minnesota residents). Moreover, any person selling Shares on behalf of the Company must send me a confirmation of my purchase.
      Prospective investors are hereby advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
      In connection with secondary trading of the Shares, the Commissioner of the State of California Department of Corporations will withhold the Section 25104(h) exemption which permits secondary trading of the Shares for 18 months from the date of qualification of the Shares.
STANDARD REGISTRATION REQUIREMENTS
      The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.
TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED
      (1) INDIVIDUAL:     One signature required.
      (2) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:     All parties must sign.
      (3) TENANTS IN COMMON:     All parties must sign.
      (4) COMMUNITY PROPERTY:     Only one investor signature required.
      (5) QUALIFIED PENSION OR PROFIT SHARING PLANS:     The trustee signs the Signature Page.
      (6) TRUST:     The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary. You must provide a copy of the trust agreement if the trust is registered under a separate Tax I.D. number.
      (7) PARTNERSHIP:     Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner”) has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted.
      (8) COMPANY OR CORPORATION:     The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the company or corporation authorized to sign on behalf of the company or corporation and (2) a certified copy of the Board’s resolution authorizing the investment.
      (9) IRA AND IRA ROLLOVERS:     Requires signature of investor and authorized signer (e.g., an officer) of the bank, trust company or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment. Please note that NNN Apartment REIT and its affiliates do not act as custodian for IRA accounts.
      (10) KEOGH:     Same rules as those applicable to IRAs.
      (11) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):     The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made and provide the social security number of the child.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO NNN APARTMENT REIT, INC. SUBSCRIPTION AGREEMENT
Investment Instructions
      Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:
1.     INVESTMENT

A minimum investment of $1,000 (100 Shares) is required, except for Minnesota which requires a $2,500 (250 Shares) minimum investment and North Carolina which requires a $5,000 (500 Shares) minimum investment. A check for the full purchase price of the Shares subscribed for should be made payable to the order of “Trust Company of America, as escrow agent for NNN Apartment REIT, Inc.,” or, after the Company breaks escrow, should be made payable to the order of “NNN Apartment REIT, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Investor Suitability Standards.” (Certain states have imposed special financial suitability standards as set forth in the Prospectus and on page B-4 below). Please indicate the state in which the sale was made.

If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7.00% of any such additional investments in the Company.
2.     TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of entity or type of individuals subscribing. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the Transfer on Death Form in order to effect the designation.
3.     REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of all investors. In the case of partnerships or corporations include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
4.     INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.
5.     INVESTOR SIGNATURE

Please separately initial each representation made by the investor where indicated. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6.     DISTRIBUTIONS

a. DISTRIBUTION REINVESTMENT PLAN: By electing to participate in the Distribution Reinvestment Plan, the investor elects to reinvest distributions in the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

b. DISTRIBUTION ADDRESS: If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address in Section 7.
7.     BROKER-DEALER

This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.
      The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.
SPECIAL SUITABILITY STANDARDS
      Certain states have imposed special financial suitability standards for subscribers who purchase Shares.
Arizona, California, Iowa, Kansas, Massachusetts, Michigan, North Carolina and Tennessee: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.
Maine: Investors must have either (1) a minimum net worth of at least $50,000 and gross annual income of at least $50,000 or (2) a minimum net worth of at least $200,000.
Ohio: Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of $70,000 and a net worth of at least $70,000. In addition, an investor’s investment in our common stock and the securities of our affiliates may not exceed 10% of that investor’s liquid net worth.
Arizona, Kentucky, Massachusetts, Missouri and Nebraska: An Investor’s investment in our Shares cannot exceed 10% of that investor’s net worth.
Kansas: In addition to meeting the suitability requirements described above, an investor’s aggregate investment in our common stock and similar investments may not exceed 10% of that investor’s liquid net worth, which is defined as the excess of (i) the sum of unencumbered (1) cash and cash equivalents, and (2) readily marketable securities, over (ii) total liabilities, each as determined in accordance with generally accepted accounting principles.
New Hampshire: Investors must have either (1) a net worth of at least $250,000 or (2) a net worth of at least $125,000 and an annual gross income of at least $50,000.

NNN APARTMENT REIT, INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE
FOR PROSPECTUS DATED JULY 19, 2006
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES 1-877-888-7348, ext. 411
1.

 INVESTMENT

Make Investment Check Payable to:
“Trust Company of America, as escrow agent for NNN Apartment REIT, Inc.” or “NNN Apartment REIT, Inc.,” as applicable (refer to Page B-3, Section 1).

# of Shares Total $ Invested (# Shares x $10.00) = $ Invested)	Minimum initial purchase = 100 Shares or $1,000 (250 Shares or $2,500 in Minnesota; 500 Shares or $5,000 in North Carolina)
☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT
2.

 TYPE OF OWNERSHIP

☐	Individual (01)	☐	Company or Corporation (08)
☐	Joint Tenants With Right of Survivorship (02)	☐	IRA (09)
☐	Tenants in Common (03)	☐	Keogh (10)
☐	Community Property (04)	☐	Custodian: Under the Uniform Gift to Minors Act or
☐	Qualified Pension or Profit Sharing Plan (05)		the Uniform Transfers to Minors Act of the State
☐	Trust (06)		of (11)
☐	Partnership (07)	☐	Other
3.

 REGISTRATION NAME AND ADDRESS

3(a)	Please print name(s) in which Shares are to be registered. Include trust, entity or IRA custodian name and account number, if applicable.
    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS    ☐ Other
      Name(s)

Taxpayer Identification Number -

Social Security Number - -
    Street Address or P.O. Box
    City                                                                                               State                                                                                               Zip Code
    Home Telephone No. (            )                                                                                       Business Telephone No. (            )
    Birth Date                                                                                                                  Occupation
    Email Address

3(b)	IRA Custodian:
    Custodian Tax-ID:
    Custodian Address:
    City:                                                                 State:                 Zip Code:                                           Account #:
Transfer on Death Form: Fill out attached TOD form to effect designation.
BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Custodian	Date
MUST BE SIGNED AND SIGNATURE GUARANTEED BY
CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN
(NNN Apartment REIT and its affiliates do not act as IRA custodians)

4.

 INVESTOR NAME AND ADDRESS

    (Complete only if different from registration name and address).
    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS     ☐ Other

Name(s): Taxpayer ID Number -
Social Security Number - -
      Street Address or P.O. Box
      City                                                                                               State                                                                                               Zip Code
      Home Telephone No. (            )                                                                            Business Telephone No. (            )
      Birth Date                                                                                                              Email Address
5.

 INVESTOR SIGNATURE

Please separately initial each of the representations below. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus not less than five (5) business days prior to signing this Subscription Agreement (does not apply to Minnesota residents).
		Initials	Initials

(b)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “INVESTOR SUITABILITY STANDARDS” and page B-4 above.
		Initials	Initials

(c)	I am purchasing the Shares for my own account.
		Initials	Initials

(d)	I acknowledge that the Shares are not liquid.
		Initials	Initials

(e)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.
		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.
BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
UNDER THE FEDERAL OR STATE SECURITIES LAWS.

*Signature of Investor	*Signature of Joint Owner, if applicable

*Confirm TIN/SSN	*Confirm TIN/SSN

*Date	*Date

6.

 DISTRIBUTION REINVESTMENT PLAN

ENROLLMENT FORM
To Join the Distribution Reinvestment Plan (the “DRIP”):
      Complete this form. Be sure to include your signature in order to indicate your participation in the DRIP.
      I hereby appoint NNN Apartment REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.
      I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.
Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date
7.

 DISTRIBUTIONS

7(a) For direct deposit to checking account, please complete Direct Deposit Authorization form on page B-9.

7(b) Complete the following section only to direct distributions to an address other than registration address:
       Name (as it appears on depository account)
       Account Number (if applicable)
       Street Address or P.O. Box
       City                                                                  State                                                                    Zip Code

Special Distributions:	☐	Send to registered owner address of record
	☐	Send to distribution address
(Special distributions for IRA account investments will be sent directly to custodian.)

8.

 BROKER-DEALER

(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)
     Investor Name(s)

The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS” and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.
    Broker-Dealer Name                                                                                                   Telephone No.
    Broker-Dealer Street Address or P.O. Box
    City                                                                                               State                                                                                               Zip Code
    Registered Representative Name                                                                                                                            Representative #
    Telephone No.                                                                     Fax No.                                                                     E-Mail Address
    Reg. Rep. Street Address or P.O. Box
    City                                                                                               State                                                                                               Zip Code

I hereby certify that I hold a Series 7 or Series 62 NASD license and am registered in , the State of Sale.

Signature of Registered Representative
    (Required):                                                                  Date:

This Subscription Agreement representing an investment in NNN Apartment REIT, Inc. for the above referenced investor has been reviewed and approved as complete and correct by the undersigned principal of the above-referenced broker-dealer.
Signature of Broker-Dealer
    (Required):                                                                  Date:

Please send completed subscription agreement (with all signatures) with checks made payable to

“Trust Company of America, as escrow agent for NNN Apartment REIT, Inc.” or “NNN Apartment REIT, Inc.,” as applicable (refer to page B-3, Section 1), to:

NNN Apartment REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112

Direct Deposit Authorization

Investor's Name (Mr./Mrs./Ms./Joint): ______________________________

Investor's SSN or Tax I.D. Number (Required): ______________________________

Investment Program(s): ______________________________

____

Check One: ☐ **New Authorization** ☐ **Change of Information**

Bank Name: ______________________________

Account Name (if different from investor's name): ______________________________

Account Number: ______________________________ **(Required)**

Check One: ☐ **Checking Account** ☐ **Savings Account**

Routing/ABA Number: ☐☐☐☐☐☐☐☐☐ **(Required, See Example Below)**

Bank Mailing Address: ______________________________

____

City: ____________________ State: __________ Zip: __________

Bank Telephone number: (________) ________ - __________

PLEASE NOTE: NNN Apartment REIT, Inc. must be in receipt of this form 30 days prior to declaration of the distribution. This authorization will supersede any previous distribution instructions.

Please send Return of Capital to: ☐ **Account Indicated Above** ☐ **Investor Address of Record**

NNN Apartment REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until NNN Apartment REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that NNN Apartment REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

Please sign exactly as your account is registered.

Signature: ______________________________ Date: ______________

Joint Signature: ______________________________ Date: ______________

E-mail Address: ______________________________

RETURN WITH A VOIDED CHECK *(Required)*

Investor Name
Investor Address
City, State Zip
1002
PAY TO THE
ORDER OF:
EXAMPLE
Location of ABA & Account Numbers
$
DOLLARS
Investor's Bank
Bank Address
City, State, Zip.
:123456789 :1002 000123456789
< Routing/ABA #>
< Account Number >

Questions regarding this form or your account should be directed to Investor Services at 877-888-7348, ext. 411.

Transfer On Death Form (T.O.D.)
PLEASE MAIL THIS FORM TO:
NNN Apartment REIT, Inc.
7103 South Revere Parkway
Centennial, CO 80112
Fax: 303-705-6171
A.

 INVESTOR INFORMATION

1.	Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:

_________________________________________________________________

_________________________________________________________________
2. Social Security number(s) of registered owner(s):

_________________________________________________________________

_________________________________________________________________
3. Daytime phone number:
(            )
_________________________________________________________________

4. State of Residence:

_________________________________________________________________

B.

 TRANSFER ON DEATH DESIGNATION

I authorize NNN Apartment REIT, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.
1. Name of Primary Beneficiary:

______________________________________________________________

2.	Social Security Number OR Tax Identification Number:

_________________________________________________________________
3. Percentage: _______%
1. Name of Primary Beneficiary:

______________________________________________________________

2.	Social Security Number OR Tax Identification Number:

_________________________________________________________________

3. Percentage: _______%
C.

 SIGNATURE

By signing below, I (we) authorize NNN Apartment REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) NNN Apartment REIT shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless NNN Apartment REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that NNN Apartment REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.
Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. This authorization form is subject to the acceptance of NNN Apartment REIT, Inc.

X		X

Signature	Date	Signature	Date
TRANSFER ON DEATH INFORMATION

• A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner’s beneficiary(ies) upon death; provided that NNN Apartment REIT, Inc. receives proof of death and other documentation it deems necessary or appropriate.
• Until the death of the account owner(s), the T.O.D. beneficiary(is) has (have) no present interest in, or authority over, the T.O.D. account.
• A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual’s name or by (2) two or more natural persons as joint tenants with rights of survivorship.
• Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
• A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
• If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent’s estate.
• A minor may not be named as a beneficiary.
• A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
• A T.O.D. designation may be voided at any time by NNN Apartment REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
• A T.O.D. designation will not be accepted from residents of Louisiana or Texas.